SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

AMG FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT NOTICE

Dear Shareholder,

Please take a minute to read this letter. We are in need of your help today. Your investment in AMG GW&K Small Cap Value Fund (formerly AMG Managers Skyline Special Equities Fund) (the “Fund”) is in urgent need of your assistance and time is running out. The special meeting of shareholders of the Fund is scheduled for February 25, 2021. PLEASE help us to avoid the cost of additional follow-up messages by casting your vote today. It is critical that we receive your response so that we may proceed with the important business of the Fund.

If you have any proxy related questions, or would like to cast your proxy vote by phone, call toll free (800) 769-4414 for assistance. Representatives are available to you Monday through Friday 9 a.m. to 11 p.m. Eastern time.

Best regards,

Keitha Kinne

Chief Operating Officer

Please participate now so that your vote may be recorded prior to the special meeting on February 25, 2021.

1.

Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free (800) 769-4414. Representatives are available Monday through Friday 9 a.m. to 11 p.m. Eastern time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.

Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If possible, please utilize one of the above voting options so that we can record your vote prior to the shareholder meeting.

Please vote now so that your response is received before the special shareholder meeting on February 25, 2021. By casting your vote now, your vote will be counted if the meeting is adjourned to a later date. Your prompt response is greatly appreciated.

One Stamford Plaza, 263 Tresser Boulevard, Suite 949, Stamford, CT 06901

REGNOBO

IMPORTANT NOTICE

Dear Shareholder,

Please take a minute to read this letter. We are in need of your help today. Your investment in AMG GW&K Small Cap Value Fund (formerly AMG Managers Skyline Special Equities Fund) (the “Fund”) is in urgent need of your assistance and time is running out. The special meeting of shareholders of the Fund is scheduled for February 25, 2021. PLEASE help us to avoid the cost of additional follow-up messages by casting your vote today. It is critical that we receive your response so that we may proceed with the important business of the Fund.

If you have any proxy related questions, or would like to cast your proxy vote by phone, call toll free (866) 745-0273 for assistance. Representatives are available to you Monday through Friday 9 a.m. to 11 p.m. Eastern time.

Best regards,

Keitha Kinne

Chief Operating Officer

Please participate now so that your vote may be recorded prior to the special meeting on February 25, 2021.

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.

Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If possible, please utilize one of the above voting options so that we can record your vote prior to the shareholder meeting.

Please vote now so that your response is received before the special shareholder meeting on February 25, 2021. By casting your vote now, your vote will be counted if the meeting is adjourned to a later date. Your prompt response is greatly appreciated.

One Stamford Plaza, 263 Tresser Boulevard, Suite 949, Stamford, CT 06901

OBO

AMG Funds AMG GW&K SMALL CAP VALUE FUND

Shareholder Name Address 1 Address 2 Address 3

IMPORTANT DEADLINE

Dear Shareholder:

We have tried unsuccessfully to contact you about a very important matter regarding your investment in the AMG GW&K Small Cap Value Fund (formerly AMG Managers Skyline Special Equities Fund) (the “Fund”). This pertains to significant operating initiatives for the Fund, which require your response.

It is essential that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please call us toll-free at (800) 769-4414 between 9:00 a.m. and 11:00 p.m. Eastern time Monday through Friday before February 24th. At the time of the call please reference the number listed below.

REFERENCE NUMBER: 123456789

We appreciate your prompt response in this matter and thank you for your continued support.

Best regards,

Keitha Kinne

Chief Operating Officer